UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. ___)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))
☐	Definitive Information Statement

VAPARIA CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VAPARIA CORPORATION

5550 Nicollet Avenue

Minneapolis, MN 55419

Telephone: (612) 812-2037

NOTICE OF ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that our board of directors and the holders of a majority of our outstanding common stock have approved a Certificate of Amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares.

This action was approved by our board of directors on January 13, 2016. In addition, the holders of a majority of our outstanding common stock approved this action on [•], 2016 by written consent in lieu of a meeting in accordance with the applicable sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about [•], 2016.

For the Board of Directors

By:	/s/ Alexander Chong
Alexander Chong, Chief Executive Officer

VAPARIA CORPORATION

5550 Nicollet Avenue

Minneapolis, MN 55419

Telephone:    (612) 812-2037

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This information statement is being furnished to all the common stockholders of VapAria Corporation in connection with the action taken by written consent of the holders of the majority of our outstanding common stock in lieu of a meeting which authorized the Certificate of Amendment to our Certificate of Incorporation (the “Common Stock Amendment”) increasing the number of authorized shares of our common stock from 100,000,000 to 200,000,000 shares (the “Common Stock Increase”).

On January 13, 2016 our board of directors approved the Common Stock Amendment. In addition, on [•], 2016 the holders of approximately 51.4% of our outstanding common stock, which is in excess of the required majority of our outstanding common stock necessary for the adoption of the Common Stock Amendment, executed a written consent approving the Common Stock Amendment. A copy of the form of Common Stock Amendment is attached as Appendix A to this information statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holders of a majority of our outstanding common stock which is our only class of voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the approval of the Common Stock Amendment without a meeting of stockholders to all stockholders who did not consent in writing to such action. This information statement serves as this notice. This information statement is first being mailed on or about [•], 2016 to our stockholders and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Common Stock Amendment.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

1

THE COMMON STOCK AMENDMENT

When effective, the Common Stock Amendment will increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares. At January 13, 2016 we had 50,160,000 shares of our common stock issued and outstanding. The additional common stock to be available as a result of the Common Stock Increase will have rights identical to our currently outstanding common stock. The Common Stock Increase will not change the par value of our common stock, nor the number of authorized shares of our preferred stock or the designations, rights and preferences of the 10% Series A convertible preferred stock. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

Our management believes that the Common Stock Increase will provide us with greater flexibility with respect to attracting potential partners, investors and management depth as we move from our pre-clinical stage into clinical testing and trials.

Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law. The Common Stock Increase will provide us with the ability to issue such additional shares of common stock for a variety of corporate purposes, including debt or equity capital raising transactions, acquisitions or other business development efforts, or other proper corporate purposes. Our board of directors reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders. The resulting increase in the number of authorized common shares as a result of the Common Stock Increase may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing stockholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock exists, of which there is no assurance.

The additional common stock that will be available for issuance following the effective date of the Common Stock Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional common shares without additional stockholder approval because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Amended and Restated Certificate of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Common Stock Increase, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, stockholders should nevertheless be aware that approval of the Common Stock Increase could facilitate our efforts to deter or prevent changes of control in the future.

There are currently no plans, agreements, arrangements, or understanding, for the issuance of the additional shares of common stock approved by the Common Stock Amendment. Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Common Stock Increase.

2

How the Common Stock Amendment will be enacted

The Common Stock Increase will be effected by the filing of the Common Stock Amendment with the Secretary of State of Delaware. The Common Stock Amendment will specify the effective date of [•], 2016 (the “Effective Date”) which is 20 days after this information statement was first mailed to our stockholders. The Common Stock Increase will occur on the Effective Date without any further action on the part of our stockholders.

PRINCIPAL STOCKHOLDERS

At January 13, 2016, we had 50,160,000 shares of our common stock our issued and outstanding which represents the sole class of our voting securities. The following table contains information regarding record ownership of our common stock as of January 13, 2016 held by:

•

persons who own beneficially more than 5% of the outstanding common stock,

•

our directors,

•

named executive officers, and

•

all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from January 13, 2016, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is in care of 5550 Nicollet Avenue, Minneapolis, MN 55419.

	Common Stock
Name and Address of Beneficial Owner	Shares	%
Alexander Chong (1)	14,740,000	29.1%
William P. Bartkowski	0	—
Daniel Markes (2)	2,180,000	4.3%
Roger Nielsen	2,200,000	4.4%
All officers and directors as a group (four persons) (1)(2)	19,120,000	37.7%

(1)

Includes 12,740,000 shares of common stock held of record by Alexander Chong Chinhak LLC, 1,500,000 shares owned by his spouse and 500,000 shares of our common stock issuable upon the conversion of 500,000 shares of our 10% Series A convertible preferred stock held of record by Chong Corporation. Mr. Chong has voting and dispositive control over the shares held of record by both Alexander Chong Chinhak LLC and Chong Corporation.

(2)

Includes 1,000,000 shares of our common stock owned by his spouse.

WHERE YOU CAN FIND MORE INFORMATION

This information statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this information statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, 5550 Nicollet Avenue, Minneapolis, MN 55419.

3

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Dated: [•], 2016		VAPARIA CORPORATION

	By:	/s/ Alexander Chong
Alexander Chong, Chief Executive Officer

4

Appendix A

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VAPARIA CORPORATION

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of VapAria Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: That the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation, as amended, of this Corporation is hereby deleted in its entirety and placed with the following:

The aggregate number of shares which the Corporation shall have the authority to issue shall consist of two hundred million (200,000,000) shares of common stock having a $0.0001 par value, and ten million (10,000,000) shares of preferred stock having a $0.0001 par value. The Board of Directors of the Corporation may determine, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of preferred stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be [•], 2016.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated January 13, 2016 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent of holders of a majority of the outstanding shares of the Corporation’s voting stock on [•], 2016 in accordance with Section 228 of the Delaware General Corporation Law

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, as of [•], 2016.

VAPARIA CORPORATION

By:
Alexander Chong, Chief Executive Officer

1